Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Relations Contact:	PR Contact:

Kirsten Chapman	Kim K. Haneke
Lippert / Heilshorn & Associates	Axesstel, Inc.
(415) 433-3777	(858) 875-7291
kchapman@lhai.com	khaneke@axesstel.com

Axesstel Announces Stephen Sek as New Chief Technology Officer

- Sek Brings over 17 Years of Wireless Technology Experience -

SAN DIEGO – October 26, 2006 – Axesstel, Inc. (AMEX:AFT), a leader in the design and development of fixed wireless voice and broadband data products, announced today the addition of Stephen Sek as the new chief technology officer. In his new role, Sek will be responsible for shaping the direction of the company’s product portfolio as it moves more deeply into next generation voice and broadband data products for commercial and residential use worldwide.

“Stephen brings in-depth technology and industrial insight, and knowledge of the current and next generation wireless and broadband technologies,” said Marv Tseu, chief executive officer for Axesstel. “His diverse and comprehensive background will help transform Axesstel as we focus on providing voice and broadband data solutions using next generation wireless wide area network (WWAN) and wireless metropolitan area network (WMAN) technologies.”

“I look forward to driving Axesstel’s development of innovative products and solutions that fit with its expanding worldwide target markets and providing the vision for the product roadmap that will fuel future revenue growth,” said Sek.

Sek, 40, has over 17 years of experience in product research and development, wireless technologies and standards setting activities. Most recently he served as the director of technology and standards at Novatel Wireless, a San Diego-based provider of wireless broadband access solutions for the worldwide mobile communications market. He was

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Axesstel Announces Stephen Sek as New CTO	pg. 2

responsible for leading the office of the CTO, the patent committee, the company’s technology realization, and product introduction in all technologies to customers. At Novatel Wireless from August 2000 through October 2006, he also served as director, systems, test and accreditation engineering, general manager of Asia Pacific, and director of customer technical solutions and technologies. Responsibilities included heading the company-wide systems engineering, regulatory and industrial product accreditation, carriers’ product certification and releases for all technologies in all products and form factors. From 1990 through 2000, Sek worked at Motorola Inc., where he served in various senior research, engineering and managerial roles for the PCS Advanced Technology Lab, PCS FLEX Technology Systems Division, and Paging and Wireless Data Group. Sek holds a bachelor of science degree from Boston University and a master of science degree in electrical engineering from the University of Southern California.

ABOUT AXESSTEL, INC.

Axesstel (AMEX: AFT) is a leader in the design and development of fixed wireless voice and broadband data products. Axesstel’s product portfolio includes fixed wireless desktop phones, public call office phones, voice/data terminals, broadband modems and 3G gateways for access to voice calling and high-speed data services. The company delivers innovative fixed wireless solutions to leading telecommunications operators and distributors worldwide. Axesstel is headquartered in San Diego, California and has a research and development center in Seoul, South Korea. For more information on Axesstel, visit www.axesstel.com.

© 2006 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements relating to market penetration and conditions, product capabilities and the timing of new product introductions which may affect future results and the future viability of Axesstel. Axesstel wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important risk factors. Those factors include but are not limited to unforeseen manufacturing difficulties, unanticipated component shortages, competitive pricing pressures and the risk factors noted in Axesstel’s filings with the Securities and Exchange Commission, such as the rapidly changing nature of technology and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Axesstel’s products;

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Axesstel Announces Stephen Sek as New CTO	pg. 3

product and customer mix, Axesstel’s need to gain market acceptance for its products; the risks of primary dependence on one large customer; potential intellectual property-related litigation; Axesstel’s need to attract and retain skilled personnel; and Axesstel’s primary reliance on its sole contract manufacturer. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axesstel undertakes no obligation to revise or update this press release to reflect events or circumstances occurring after this press release.

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